NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports Fourth-Quarter GAAP Operating Profit Growth of 134%;
Fourth-Quarter Core Operating Profit Decline of (6)%;
On Track with Strategic Transformation to Accelerate Growth

Louisville, KY (February 8, 2018) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth quarter ended December 31, 2017. Fourth-quarter GAAP EPS was $1.26, an increase of 53%. Full-year GAAP EPS was $3.77, an increase of 48%. Fourth-quarter EPS excluding Special Items was $0.96, an increase of 20%. Full-year EPS excluding Special Items was $2.96, an increase of 20%.

GREG CREED & DAVID GIBBS COMMENTS
Greg Creed, CEO, said “As we close the first full year of our transformation, I am very proud of the progress we are making towards becoming a more focused, more franchised and more efficient company that generates more growth.  During 2017, system sales grew a healthy 5% excluding the impact of lapping the 53rd week in 2016, with same-store sales growth of 2% and net new unit growth of 3%.  As we move forward into 2018, we are particularly excited about our investment in ‘Easy’ with our new partnership with Grubhub. We are confident that the continued focus on our four key growth drivers supports our vision for a ‘World with More Yum!’ and maximizes the creation of value for all Yum! stakeholders.”

David Gibbs, President and CFO, continued “The fourth quarter was a solid ending to a year where Yum! Brands met or exceeded each component of our full-year guidance.  Despite headwinds from refranchising dilution and lapping a 53rd week, we delivered full-year core operating profit growth of 7%.  We are on track with our strategic transformation to accelerate growth and made significant progress towards achieving these objectives in 2017. We look forward to updating you as we continue on our journey to build the world’s most loved, trusted and fastest-growing restaurant brands.”

SUMMARY FINANCIAL TABLE

	Fourth Quarter			Full Year
	2017	2016	% Change	2017	2016	% Change
GAAP EPS	$1.26	$0.83	+53	$3.77	$2.54	+48
Special Items EPS[1]	$0.30	$0.03	NM	$0.81	$0.08	NM
EPS Excluding Special Items	$0.96	$0.80	+20	$2.96	$2.46	+20
1See Reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Special Items.

All comparisons are versus the same period a year ago. Effective January 2017, we removed the reporting lags from our international subsidiary fiscal calendars. To accommodate these changes, Yum! Brands now reports on a monthly calendar basis though certain subsidiaries, including our U.S. subsidiaries, continue to be included in our consolidated results on a periodic basis with 3, 3, 3 & 4 four-week periods in each quarter, respectively. Prior year figures in this earnings release have been restated to present comparable results. An 8-K was filed on April 13, 2017 with restated quarterly and full-year 2016 results.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See Reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Unless otherwise noted, all results include the impact of lapping the 53rd week in 2016.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • Website www.yum.com/investors

FOURTH-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 4%, with KFC at 6%, Taco Bell at 3% and Pizza Hut at 1%, excluding the 53rd week.
●	We opened 730 net new units for 3% net unit growth.
●
We refranchised 896 restaurants, including 685 KFC, 144 Pizza Hut and 67 Taco Bell units, for pre-tax proceeds of $1.1 billion. We recorded net refranchising gains of $752 million in Special Items. As of quarter end, our global franchise ownership mix increased to 97%.
.

●	We repurchased 7.5 million shares totaling $588 million at an average price of $79.
●	Foreign currency translation favorably impacted divisional operating profit by $9 million.

	% Change
	System Sales	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+4	+3	+4	+7	+4
Pizza Hut Division	(2)	+1	+2	(18)	(19)
Taco Bell Division	(2)	+2	+4	(8)	(8)
Worldwide	+1	+2	+3	+134	(6)

	Results Excluding 53rd Week (% Change)
	System Sales	Core Operating Profit
KFC Division	+6	+8
Pizza Hut Division	+1	(14)
Taco Bell Division	+3	(2)
Worldwide	+4	(1)

FULL-YEAR HIGHLIGHTS

●	Worldwide system sales grew 5%, with Taco Bell at 7%, KFC at 6% and Pizza Hut at 2%, excluding the 53rd week.
●	We opened 1,407 net new units for 3% net unit growth.
●	We refranchised 1,470 restaurants, including 828 KFC, 389 Pizza Hut and 253 Taco Bell units, for pre-tax proceeds of $1.8 billion, recording net refranchising gains of $1.1 billion in Special Items.
●	We repurchased 26.6 million shares totaling $1.9 billion at an average price of $72.

% Change
	System Sales	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+6	+3	+4	+13	+12
Pizza Hut Division	+1	Even	+2	(7)	(6)
Taco Bell Division	+5	+4	+4	+4	+4
Worldwide	+4	+2	+3	+64	+7

Results Excluding 53rd Week (% Change)
	System Sales	Core Operating Profit
KFC Division	+6	+14
Pizza Hut Division	+2	(5)
Taco Bell Division	+7	+6
Worldwide	+5	+9

KFC DIVISION

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Restaurants	21,487	20,643	+4	NA	21,487	20,643	+4	NA
System Sales ($MM)	6,827	6,424	+6	+4	24,515	23,242	+5	+6
Same-Store Sales Growth (%)	+3	+2	NM	NM	+3	+2	NM	NM
Franchise & License Fees ($MM)	351	308	+13	+10	1,182	1,069	+11	+10
Restaurant Margin (%)	14.6	15.5	(0.9)	(1.0)	15.0	14.7	0.3	0.3
Operating Profit ($MM)	271	253	+7	+4	981	871	+13	+12
Operating Margin (%)	33.4	27.4	6.0	6.1	31.6	27.0	4.6	4.7

	% Change
	Int'l Emerging Markets		Int'l Developed Markets		U.S.
	Fourth Quarter	Full Year	Fourth Quarter	Full Year	Fourth Quarter	Full Year
System Sales Growth (Ex F/X)	+9	+9	+2	+4	(7)	(1)
Same-Store Sales Growth	+5	+4	+3	+3	(1)	+1

●	KFC Division opened 539 new international restaurants during the quarter.
○ For the year, KFC Division opened 1,247 new international restaurants in 84 countries, including 1,042 units in emerging markets.
●	Operating margin increased 6.0 percentage points for the quarter and 4.6 percentage points for the year driven by refranchising and same-store sales growth.
●
For the quarter, the 53rd week negatively impacted system sales growth by 2 percentage points and core operating profit growth by 4 percentage points. For the year, the 53rd week negatively impacted core operating profit growth by 2 percentage points.

●	Foreign currency translation favorably impacted operating profit by $8 million for the quarter and $4 million for the year.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Fourth Quarter (%)	Full Year (%)
Emerging Markets
China[3]	27%	+10	+9
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+8	+8
Latin America (e.g. Mexico, Peru)	5%	+11	+12
Africa	4%	(3)	+2
Middle East / Turkey / North Africa	4%	+6	+1
Russia	4%	+26	+24
Continental Europe (e.g. Poland)	2%	+14	+16
Thailand	2%	+8	+5
India	1%	+18	+9
Developed Markets
U.S.	18%	(7)	(1)
Australia	7%	Even	+5
Asia (e.g. Japan, Korea)	6%	Even	Even
U.K.	6%	+2	+5
Continental Europe (e.g. France, Germany)	6%	+12	+11
Canada	2%	Even	+3
Latin America (e.g. Puerto Rico)	1%	(20)	(6)
1Refer to www.yum.com/investors/financial-information/financial-reports for a list of the countries within each of the markets.
2Reflects full year 2017.
3Includes October, November and December; YUMC Q4 reported results include September, October, November and December.

PIZZA HUT DIVISION

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Restaurants	16,748	16,420	+2	NA	16,748	16,420	+2	NA
System Sales ($MM)	3,369	3,390	(1)	(2)	12,034	12,019	Even	+1
Same-Store Sales Growth (%)	+1	(3)	NM	NM	Even	(2)	NM	NM
Franchise & License Fees ($MM)	175	182	(4)	(5)	608	615	(1)	(1)
Restaurant Margin (%)	2.4	9.3	(6.9)	(6.9)	5.3	8.3	(3.0)	(3.0)
Operating Profit ($MM)	91	111	(18)	(19)	341	367	(7)	(6)
Operating Margin (%)	38.8	35.9	2.9	3.1	38.2	33.1	5.1	5.4

	% Change
	Int'l Emerging Markets		Int'l Developed Markets[1]		U.S.
	Fourth Quarter	Full Year	Fourth Quarter	Full Year	Fourth Quarter	Full Year
System Sales Growth (Ex F/X)	+6	+7	(6)	+2	(5)	(4)
Same-Store Sales Growth	+1	+1	(1)	+1	+2	(2)

●	Pizza Hut Division opened 340 new international restaurants during the quarter.
○ For the year, Pizza Hut Division opened 826 new international restaurants in 77 countries, including 592 units in emerging markets.
●
Operating margin increased 2.9 percentage points for the quarter and 5.1 percentage points for the year driven by refranchising partially offset by higher franchise and license expense due to incremental advertising spend associated with the U.S. Transformation Agreement.

●
For the quarter, the 53rd week negatively impacted system sales growth by 3 percentage points and core operating profit growth by 5 percentage points. For the year, the 53rd week negatively impacted system sales growth by 1 percentage point and core operating profit growth by 1 percentage point.

●	Foreign currency translation favorably impacted operating profit by $1 million for the quarter and negatively impacted operating profit by $4 million for the year.

Pizza Hut Markets[2]	Percent of Pizza Hut System Sales[3]	System Sales Growth Ex F/X
		Fourth Quarter (%)	Full Year (%)
Emerging Markets
China[4]	17%	+6	+7
Latin America (e.g. Mexico, Peru)	5%	+1	+4
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+12	+13
Middle East / Turkey / Africa	4%	+1	+2
India	1%	+18	+10
Continental Europe (e.g. Poland)	1%	+15	+12
Developed Markets
U.S.	46%	(5)	(4)
Asia (e.g. Japan, Korea)	7%	+6	+3
U.K.[1]	5%	(23)	(2)
Continental Europe (e.g. France, Germany)	4%	(1)	+3
Canada	2%	(3)	+1
Australia[1]	2%	(11)	+14
Latin America (e.g. Puerto Rico)	1%	(20)	(5)
1Pizza Hut U.K. and Pizza Hut Australia, both of which are International Developed Markets, transitioned from a periodic weekly calendar to a monthly calendar beginning in the first quarter of 2017. As a result, system sales growth for both markets was negatively impacted in the fourth quarter due to Q4 2017 results having approximately 13 weeks compared to Q4 2016 results having 17 weeks, including a 53rd week.  There was not a significant impact from this calendar change on full-year system sales growth for either market.
2Refer to www.yum.com/investors/financial-information/financial-reports for a list of the countries within each of the markets.
3Reflects full year 2017.
4Includes October, November and December; YUMC Q4 reported results include September, October, November and December.

TACO BELL DIVISION

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Restaurants	6,849	6,612	+4	NA	6,849	6,612	+4	NA
System Sales ($MM)	3,087	3,137	(2)	(2)	10,145	9,660	+5	+5
Same-Store Sales Growth (%)	+2	+3	NM	NM	+4	+2	NM	NM
Franchise & License Fees ($MM)	163	158	+4	+4	521	485	+7	+7
Restaurant Margin (%)	23.1	23.4	(0.3)	(0.3)	22.4	22.2	0.2	0.2
Operating Profit ($MM)	179	195	(8)	(8)	619	595	+4	+4
Operating Margin (%)	33.6	29.8	3.8	3.8	32.9	29.4	3.5	3.5

●	Taco Bell Division opened 134 new restaurants during the quarter.
○ For the year, Taco Bell Division opened 314 new restaurants, including 77 international new restaurants.
●	Operating margin increased 3.8 percentage points for the quarter and 3.5 percentage points for the year driven by refranchising and same-store sales growth.
●
For the quarter, the 53rd week negatively impacted system sales growth by 5 percentage points and core operating profit growth by 6 percentage points. For the year, the 53rd week negatively impacted both system sales growth and core operating profit growth by 2 percentage points.

OTHER ITEMS

●
The Tax Cuts and Jobs Act of 2017 (“Tax Act”) that was enacted on December 22nd required that earnings repatriated from our foreign entities with a November 30 year-end for tax purposes be included in the Deemed Repatriation Tax on foreign earnings that was included in the Tax Act. Our fourth quarter and full year effective tax rates excluding Special Items were lower than anticipated because they did not include tax on those earnings repatriated after November 30. Instead, that tax was included in the one-time Special Items charge of $434 million that we recorded in the fourth quarter related to the Tax Act.

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the Form 10-K.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Thursday, February 8, 2018. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 4894878.

The call will be available for playback beginning at 11:15 a.m. Eastern Time Thursday, February 8, 2018 through Thursday, March 15, 2018. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 4894878.

The webcast and playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors/events-presentations and selecting “Q4 2017 Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at www.yum.com/investors. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP results are included within this release.

FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees, and the success of our refranchising strategy generally; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; recent Tax Legislation (defined below) and other tax matters, including disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Information regarding the impact of the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”) consists of preliminary estimates which are forward-looking statements and are subject to change, possibly materially, as the company completes its financial statements. Information regarding the impact of Tax Legislation is based on our current calculations, as well our current interpretations, assumptions and expectations relating to Tax Legislation, which are subject to further change.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 45,000 restaurants in more than 135 countries and territories and is one of the Aon Hewitt Top Companies for Leaders in North America.  In 2018, Yum! Brands was recognized as part of the inaugural Bloomberg Gender-Equality Index. In 2017, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. The company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are global leaders of the chicken, pizza and Mexican-style food categories.  Worldwide, the Yum! Brands system opens over seven new restaurants per day on average, making it a leader in global retail development.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer, at 888/298-6986
Kelly Knybel, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended			Year ended
	12/31/17	12/31/16 (As Restated)	% Change B/(W)	12/31/17	12/31/16 (As Restated)	% Change B/(W)

Company sales	$890	$1,238	(28)	$3,572	$4,189	(15)
Franchise and license fees and income	687	648	6	2,306	2,167	6
Total revenues	1,577	1,886	(16)	5,878	6,356	(8)

Company restaurant expenses
Food and paper	272	370	26	1,103	1,267	13
Payroll and employee benefits	232	326	29	939	1,106	15
Occupancy and other operating expenses	227	318	29	912	1,116	18
Company restaurant expenses	731	1,014	28	2,954	3,489	15

General and administrative expenses	300	362	17	999	1,129	12
Franchise and license expenses	76	56	(35)	237	201	(18)
Closures and impairment (income) expenses	—	5	95	3	15	82
Refranchising (gain) loss	(752)	(88)	NM	(1,083)	(163)	NM
Other (income) expense	7	17	60	7	3	NM
Total costs and expenses, net	362	1,366	74	3,117	4,674	33

Operating Profit	1,215	520	134	2,761	1,682	64
Interest expense, net	118	114	(4)	440	305	(44)
Other pension (income) expense	5	34	84	47	32	(45)
Income from continuing operations before income taxes	1,092	372	193	2,274	1,345	69
Income tax provision	656	64	NM	934	327	NM
Income from continuing operations	436	308	42	1,340	1,018	32
Income (loss) from discontinued operations, net of tax	—	(5)	NM	—	625	NM
Net income	436	303	44	1,340	1,643	(18)

Effective tax rate from Continuing Operations	60.1%	17.2%	(42.9) ppts.	41.1%	24.3%	(16.8) ppts.

Basic EPS from Continuing Operations
EPS	$1.29	$0.84	54	$3.86	$2.58	49
Average shares outstanding	337	366	8	347	394	12

Diluted EPS from Continuing Operations
EPS	$1.26	$0.83	53	$3.77	$2.54	48
Average shares outstanding	345	372	7	355	400	11

Basic EPS from Discontinued Operations
EPS	N/A	$(0.01)	NM	N/A	$1.59	NM
Average shares outstanding	N/A	366	NM	N/A	394	NM

Diluted EPS from Discontinued Operations
EPS	N/A	$(0.01)	NM	N/A	$1.56	NM
Average shares outstanding	N/A	372	NM	N/A	400	NM

Dividends declared per common share	$0.30	$0.30		$0.90	$1.73

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended			Year ended
	12/31/17	12/31/16 (As Restated)	% Change B/(W)	12/31/17	12/31/16 (As Restated)	% Change B/(W)

Company sales	$463	$615	(25)	$1,928	$2,156	(11)
Franchise and license fees and income	351	308	13	1,182	1,069	11
Total revenues	814	923	(12)	3,110	3,225	(4)

Company restaurant expenses
Food and paper	160	207	23	664	733	9
Payroll and employee benefits	106	145	27	451	507	11
Occupancy and other operating expenses	129	167	23	524	599	13
Company restaurant expenses	395	519	24	1,639	1,839	11

General and administrative expenses	111	120	7	370	396	7
Franchise and license expenses	37	26	(39)	117	108	(8)
Closures and impairment (income) expenses	(1)	5	NM	2	11	81
Other (income) expense	1	—	NM	1	—	NM
Total costs and expenses, net	543	670	19	2,129	2,354	10
Operating Profit	$271	$253	7	$981	$871	13

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.7%	33.9%	(0.8) ppts.	34.4%	34.0%	(0.4) ppts.
Payroll and employee benefits	23.0%	23.6%	0.6 ppts.	23.4%	23.5%	0.1 ppts.
Occupancy and other operating expenses	27.7%	27.0%	(0.7) ppts.	27.2%	27.8%	0.6 ppts.
Restaurant margin	14.6%	15.5%	(0.9) ppts.	15.0%	14.7%	0.3 ppts.

Operating margin	33.4%	27.4%	6.0 ppts.	31.6%	27.0%	4.6 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended			Year ended
	12/31/17	12/31/16 (As Restated)	% Change B/(W)	12/31/17	12/31/16 (As Restated)	% Change B/(W)

Company sales	$59	$127	(54)	$285	$493	(42)
Franchise and license fees and income	175	182	(4)	608	615	(1)
Total revenues	234	309	(24)	893	1,108	(19)

Company restaurant expenses
Food and paper	18	36	51	83	137	40
Payroll and employee benefits	20	40	51	94	156	40
Occupancy and other operating expenses	21	39	49	94	159	41
Company restaurant expenses	59	115	50	271	452	40

General and administrative expenses	60	72	15	211	242	13
Franchise and license expenses	24	13	(81)	68	48	(42)
Closures and impairment (income) expenses	1	(2)	NM	1	1	16
Other (income) expense	(1)	—	NM	1	(2)	NM
Total costs and expenses, net	143	198	28	552	741	26
Operating Profit	$91	$111	(18)	$341	$367	(7)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.8%	28.0%	(1.8) ppts.	28.9%	27.7%	(1.2) ppts.
Payroll and employee benefits	33.2%	31.3%	(1.9) ppts.	32.8%	31.7%	(1.1) ppts.
Occupancy and other operating expenses	34.6%	31.4%	(3.2) ppts.	33.0%	32.3%	(0.7) ppts.
	2.4%	9.3%	(6.9) ppts.	5.3%	8.3%	(3.0) ppts.

Operating margin	38.8%	35.9%	2.9 ppts.	38.2%	33.1%	5.1 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended			Year ended
	12/31/17	12/31/16 (As Restated)	% Change B/(W)	12/31/17	12/31/16 (As Restated)	% Change B/(W)

Company sales	$368	$496	(26)	$1,359	$1,540	(12)
Franchise and license fees and income	163	158	4	521	485	7
Total revenues	531	654	(19)	1,880	2,025	(7)

Company restaurant expenses
Food and paper	94	127	25	356	397	10
Payroll and employee benefits	106	141	25	394	443	11
Occupancy and other operating expenses	82	112	27	304	358	15
Company restaurant expenses	282	380	26	1,054	1,198	12

General and administrative expenses	66	70	7	188	211	11
Franchise and license expenses	6	8	30	22	21	(6)
Closures and impairment (income) expenses	—	2	80	—	3	NM
Other (income) expense	(2)	(1)	47	(3)	(3)	(19)
Total costs and expenses, net	352	459	23	1,261	1,430	12
Operating Profit	$179	$195	(8)	$619	$595	4

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	25.7%	25.5%	(0.2) ppts.	26.2%	25.7%	(0.5) ppts.
Payroll and employee benefits	28.9%	28.5%	(0.4) ppts.	29.0%	28.8%	(0.2) ppts.
Occupancy and other operating expenses	22.3%	22.6%	0.3 ppts.	22.4%	23.3%	0.9 ppts.
	23.1%	23.4%	(0.3) ppts.	22.4%	22.2%	0.2 ppts.

Operating margin	33.6%	29.8%	3.8 ppts.	32.9%	29.4%	3.5 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	12/31/2017	12/31/16 (As Restated)
ASSETS
Current Assets
Cash and cash equivalents	$1,522	$725
Accounts and notes receivable, less allowance: $19 in 2017 and $14 in 2016	400	370
Inventories	13	37
Prepaid expenses and other current assets	371	236
Advertising cooperative assets, restricted	201	137
Total Current Assets	2,507	1,505

Property, plant and equipment, net of accumulated depreciation and amortization of $1,480 in	1,697	2,113
2017 and $1,995 in 2016
Goodwill	512	536
Intangible assets, net	110	151
Other assets	346	376
Deferred income taxes	139	772
Total Assets	$5,311	$5,453

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$813	$1,067
Income taxes payable	123	36
Short-term borrowings	375	66
Advertising cooperative liabilities	201	137
Total Current Liabilities	1,512	1,306

Long-term debt	9,429	9,059
Other liabilities and deferred credits	704	703
Total Liabilities	11,645	11,068

Shareholders' Deficit
Common stock, no par value, 750 shares authorized; 332 shares and 355 shares issued in 2017 and 2016, respectively	—	—
Accumulated deficit	(6,063)	(5,157)
Accumulated other comprehensive loss	(271)	(458)
Total Shareholders' Deficit	(6,334)	(5,615)
Total Liabilities and Shareholders' Deficit	$5,311	$5,453

 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year ended
	12/31/17	12/31/16 (As Restated)
Cash Flows - Operating Activities from Continuing Operations
Income from continuing operations	$1,340	$1,643
Income from discontinued operations, net of tax	—	(625)
Depreciation and amortization	253	310
Closures and impairment (income) expenses	3	15
Refranchising (gain) loss	(1,083)	(163)
Contributions to defined benefit pension plans	(55)	(41)
Deferred income taxes	634	28
Share-based compensation expense	65	80
Changes in accounts and notes receivable	(19)	(23)
Changes in inventories	3	1
Changes in prepaid expenses and other current assets	(13)	12
Changes in accounts payable and other current liabilities	(173)	(53)
Changes in income taxes payable	(55)	20
Other, net	130	44
Net Cash Provided by Operating Activities from Continuing Operations	1,030	1,248

Cash Flows - Investing Activities from Continuing Operations
Capital spending	(318)	(427)
Proceeds from refranchising of restaurants	1,773	370
Other, net	17	53
Net Cash Provided by (Used in) Investing Activities from Continuing Operations	1,472	(4)

Cash Flows - Financing Activities from Continuing Operations
Proceeds from long-term debt	1,088	6,900
Repayments of long-term debt	(385)	(323)
Revolving credit facilities, three months or less, net	—	(685)
Short-term borrowings, by original maturity
More than three months - proceeds	—	1,400
More than three months - payments	—	(2,000)
Three months or less, net	—	—
Repurchase shares of Common Stock	(1,960)	(5,403)
Dividends paid on Common Stock	(416)	(744)
Debt issuance costs	(32)	(86)
Net transfers from discontinued operations	—	289
Other, net	(90)	(92)
Net Cash Used in Financing Activities from Continuing Operations	(1,795)	(744)
Effect of Exchange Rate on Cash and Cash Equivalents	61	(34)
Net Increase in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Continuing Operations	768	466

Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	831	365
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$1,599	$831

Cash Provided by Operating Activities from Discontinued Operations	—	829
Cash Used in Investing Activities from Discontinued Operations	—	(287)
Cash Used in Financing Activities from Discontinued Operations	—	(292)
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present Diluted Earnings Per Share from Continuing Operations excluding Special Items, our Effective Tax Rate excluding Special Items, System sales, System sales excluding the impact of foreign currency translation ("FX"), System sales excluding the impact of FX and 53rd week, Core Operating Profit and Core Operating Profit excluding 53rd week. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally. We provide Core Operating Profit and System sales excluding 53rd week to further enhance the comparability with the lapping of the 53rd week that was part of our fiscal calendar in 2016. Special Items are not included in any of our Division segment results, and we believe the elimination of FX provides better year-to-year comparability without the distortion of foreign currency fluctuations. The Special Items are described in (b), (c), (d), (e), (f), (g) and (h) in the accompanying notes.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of Diluted Earnings Per Share from Continuing Operations excluding Special Items, our Effective Tax Rate excluding Special Items, Core Operating Profit and Core Operating Profit excluding 53rd week provide additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years ended December 31, 2017 and December 31, 2016 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature. System sales and System sales growth include the results of all restaurants regardless of ownership, including company-owned and franchise restaurants that operate our Concepts. Sales of franchise restaurants typically generate ongoing franchise and license fees for the Company at a rate of 3% to 6% of sales. Franchise restaurant sales are not included in Company sales on the Consolidated Statements of Income; however, the franchise and license fees are included in the Company’s revenues. We believe System sales and System sales growth are useful to investors as significant indicators of the overall strength of our business as they incorporate all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

	Quarter ended		Year ended
	12/31/17	12/31/16 (As Restated)	12/31/17	12/31/16 (As Restated)
Detail of Special Items
Refranchising gain (loss)(b)	$752	$88	$1,083	$163
YUM's Strategic Transformation initiatives(c)	(8)	(33)	(23)	(67)
Costs associated with Pizza Hut U.S. Transformation Agreement(d)	(11)	—	(31)	—
Costs associated with KFC U.S. Acceleration Agreement(e)	(5)	(9)	(17)	(26)
Non-cash charges associated with share-based compensation(f)	—	(30)	(18)	(30)
Other Special Items Income (Expense)	4	(2)	7	(5)
Special Items Income - Operating Profit	732	14	1,001	35
Special Items - Other Pension Income (Expense)(g)	—	(26)	(23)	(26)
Special Items Income (Expense) from Continuing Operations before Income Taxes	732	(12)	978	9
Tax Benefit (Expense) on Special Items	(192)	24	(256)	24
Tax (Expense) - U.S. Tax Act(h)	(434)	—	(434)	—
Special Items Income, net of tax	$106	$12	$288	$33
Average diluted shares outstanding	345	372	355	400
Special Items diluted EPS	$0.30	$0.03	$0.81	$0.08

Reconciliation of GAAP Operating Profit to Core Operating Profit and Core Operating Profit, excluding 53rd Week
Consolidated
GAAP Operating Profit	$1,215	$520	$2,761	$1,682
Special Items Income	732	14	1,001	35
Foreign Currency Impact on Divisional Operating Profit	9	N/A	—	N/A
Core Operating Profit	474	506	1,760	1,647
Impact of 53rd Week	N/A	28	N/A	28
Core Operating Profit, excluding 53rd Week	$474	$478	$1,760	$1,619

	Quarter ended		Year ended
	12/31/17	12/31/16 (As Restated)	12/31/17	12/31/16 (As Restated)
KFC Division
GAAP Operating Profit	$271	$253	$981	$871
Foreign Currency Impact on Divisional Operating Profit	8	N/A	4	N/A
Core Operating Profit	263	253	977	871
Impact of 53rd Week	N/A	11	N/A	11
Core Operating Profit, excluding 53rd Week	$263	$242	$977	$860

Pizza Hut Division
GAAP Operating Profit	$91	$111	$341	$367
Foreign Currency Impact on Divisional Operating Profit	1	N/A	(4)	N/A
Core Operating Profit	90	111	345	367
Impact of 53rd Week	N/A	5	N/A	5
Core Operating Profit, excluding 53rd Week	$90	$106	$345	$362

Taco Bell Division
GAAP Operating Profit	$179	$195	$619	$595
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	179	195	619	595
Impact of 53rd Week	N/A	12	N/A	12
Core Operating Profit, excluding 53rd Week	$179	$183	$619	$583

Reconciliation of Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations excluding Special Items
Diluted EPS from Continuing Operations	$1.26	$0.83	$3.77	$2.54
Special Items Diluted EPS	0.30	0.03	0.81	0.08
Diluted EPS from Continuing Operations excluding Special Items	$0.96	$0.80	$2.96	$2.46

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	60.1%	17.2%	41.1%	24.3%
Impact on Tax Rate as a result of Special Items	51.8%	(5.8)%	22.3%	(2.0)%
Effective Tax Rate excluding Special Items	8.3%	23.0%	18.8%	26.3%

Reconciliation of GAAP Company Sales to System Sales, System Sales excluding FX and System Sales excluding FX and 53rd Week
Consolidated
GAAP Company sales	$890	$1,238	$3,572	$4,189
Franchise sales	12,393	11,713	43,122	40,732
System sales	13,283	12,951	46,694	44,921
Foreign Currency Impact on System sales	225	N/A	(90)	N/A
System sales, excluding FX	13,058	12,951	46,784	44,921
Impact of 53rd week	N/A	434	N/A	434
System sales, excluding FX and 53rd Week	$13,058	$12,517	$46,784	$44,487

KFC Division
GAAP Company sales	$463	$615	$1,928	$2,156
Franchise sales	6,364	5,809	22,587	21,086
System sales	6,827	6,424	24,515	23,242
Foreign Currency Impact on System sales	178	N/A	(28)	N/A
System sales, excluding FX	6,649	6,424	24,543	23,242
Impact of 53rd week	N/A	165	N/A	165
System sales, excluding FX and 53rd Week	$6,649	$6,259	$24,543	$23,077

	Quarter ended		Year ended
	12/31/17	12/31/16 (As Restated)	12/31/17	12/31/16 (As Restated)
Pizza Hut Division
GAAP Company sales	$59	$127	$285	$493
Franchise sales	3,310	3,263	11,749	11,526
System sales	3,369	3,390	12,034	12,019
Foreign Currency Impact on System sales	45	N/A	(66)	N/A
System sales, excluding FX	3,324	3,390	12,100	12,019
Impact of 53rd week	N/A	113	N/A	113
System sales, excluding FX and 53rd Week	$3,324	$3,277	$12,100	$11,906

Taco Bell Division
GAAP Company sales	$368	$496	$1,359	$1,540
Franchise sales	2,719	2,641	8,786	8,120
System sales	3,087	3,137	10,145	9,660
Foreign Currency Impact on System sales	2	N/A	4	N/A
System sales, excluding FX	3,085	3,137	10,141	9,660
Impact of 53rd week	N/A	156	N/A	156
System sales, excluding FX and 53rd Week	$3,085	$2,981	$10,141	$9,504

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/31/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$814	$234	$531	$(2)	$1,577

Company restaurant expenses	395	59	282	(5)	731
General and administrative expenses	111	60	66	63	300
Franchise and license expenses	37	24	6	9	76
Closures and impairment (income) expenses	(1)	1	—	—	—
Refranchising (gain) loss	—	—	—	(752)	(752)
Other (income) expense	1	(1)	(2)	9	7
Total costs and expenses, net	543	143	352	(676)	362
Operating Profit (loss)	$271	$91	$179	$674	$1,215

Quarter Ended 12/31/16 (As Restated)	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$923	$309	$654	$—	$1,886

Company restaurant expenses	519	115	380	—	1,014
General and administrative expenses	120	72	70	100	362
Franchise and license expenses	26	13	8	9	56
Closures and impairment (income) expenses	5	(2)	2	—	5
Refranchising (gain) loss	—	—	—	(88)	(88)
Other (income) expense	—	—	(1)	18	17
Total costs and expenses, net	670	198	459	39	1,366
Operating Profit (loss)	$253	$111	$195	$(39)	$520

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/31/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$3,110	$893	$1,880	$(5)	$5,878

Company restaurant expenses	1,639	271	1,054	(10)	2,954
General and administrative expenses	370	211	188	230	999
Franchise and license expenses	117	68	22	30	237
Closures and impairment (income) expenses	2	1	—	—	3
Refranchising (gain) loss	—	—	—	(1,083)	(1,083)
Other (income) expense	1	1	(3)	8	7
Total costs and expenses, net	2,129	552	1,261	(825)	3,117
Operating Profit (loss)	$981	$341	$619	$820	$2,761

Year Ended 12/31/16 (As Restated)	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$3,225	$1,108	$2,025	$(2)	$6,356

Company restaurant expenses	1,839	452	1,198	—	3,489
General and administrative expenses	396	242	211	280	1,129
Franchise and license expenses	108	48	21	24	201
Closures and impairment (income) expenses	11	1	3	—	15
Refranchising (gain) loss	—	—	—	(163)	(163)
Other (income) expense	—	(2)	(3)	8	3
Total costs and expenses, net	2,354	741	1,430	149	4,674
Operating Profit (loss)	$871	$367	$595	$(151)	$1,682

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters and years ended December 31, 2017 and December 31, 2016 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018, we recorded net refranchising gains during the quarters ended December 31, 2017 and 2016 of $752 million and $88 million, respectively, that have been reflected as Special Items. During the years ended December 31, 2017 and 2016, we recorded net refranchising gains of $1.1 billion and $163 million, respectively, that have been reflected as Special Items.

The fourth quarter 2017 net refranchising gains related primarily to refranchising KFC restaurants in Thailand, Australia and the UK, and the refranchising of Taco Bell, KFC and Pizza Hut restaurants in the U.S. The fourth quarter 2016 net refranchising gains related primarily to refranchising Taco Bell restaurants in the U.S. and KFC restaurants in Thailand and Germany.

(c)
In the fourth quarter of 2016, we announced our plan to transform our business. Major features of the Company's strategic transformation plans involve being more focused on development of our three brands, increasing our franchise ownership and creating a leaner, more efficient cost structure (“YUM’s Strategic Transformation Initiatives”). During the quarters ended December 31, 2017 and 2016, we recognized Special Item charges of $8 million and $33 million, respectively, related to these initiatives. During the years ended December 31, 2017 and 2016, we recognized Special Item charges of $23 million and $67 million, respectively. In the fourth quarter of 2017, these costs related primarily to contract termination costs that were recorded within G&A. During the remainder of 2017 and 2016, these costs related primarily to severance, a 2016 voluntary retirement program offered to certain U.S. employees and relocation costs that were recorded within G&A.

(d)
On May 1, 2017, we reached an agreement with our Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements in operations and technology and includes a permanent commitment to incremental advertising contributions by franchisees beginning in 2018. During the quarter and year ended December 31, 2017, we recorded Special Item charges of $11 million and $31 million, respectively, for these investments. The majority of these amounts were recorded as Franchise and license expenses or G&A.

(e)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement, we recognized Special Item charges of $5 million and $9 million for the quarters ended December 31, 2017 and December 31, 2016. During the years ended December 31, 2017 and December 31, 2016, we recognized Special Item charges of $17 million and $26 million, respectively. The majority of these costs were recorded as Franchise and license expenses.

(f)
In connection with the separation of Yum China, we modified certain share-based compensation awards held as part of our Executive Income Deferral Plan in YUM stock to provide one Yum China share-based award for each outstanding YUM share-based award. These Yum China awards may now be settled in cash, as opposed to stock, which requires recognition of the fair value of these awards each quarter within G&A in our Consolidated Income Statement. During the quarter and year ended December 31, 2017, we recorded non-cash Special Item charges of less than $1 million and $18 million, respectively, related to these awards. In the fourth quarter of 2016, we recorded non-cash Special Item charges of $30 million related to these awards.

(g)
We recorded a non-cash charge of $22 million related to the adjustment of certain historical deferred vested liability balances in our qualified U.S. plan during the first quarter of 2017. Additionally, during the fourth quarter of 2016, the Company allowed certain former employees with deferred vested balances in the YUM Retirement Plan an opportunity to voluntarily elect an early payout of their pension benefits. As a result of payments made of $225 million related to this program exceeding the sum of service and interest costs within the Plan, we recorded a Special Items settlement charge of $24 million in G&A during the quarter and year ended December 31, 2016. In connection with this program, we also incurred an additional Special Items settlement charge of $1 million during the third quarter of 2017. These charges are recorded in Other pension (income) expense.

(h)
During the fourth quarter of 2017, we recorded a one-time charge of $434 million related to the Tax Cuts and Jobs Act of 2017 (“Tax Act”) as enacted by the United States government on December 22, 2017. This charge included a deemed repatriation tax expense of $170 million on undistributed foreign earnings, $75 million of expense associated with the remeasurement of net deferred tax assets to the new 21% U.S. corporate tax rate and $189 million of valuation allowances established against foreign tax credit carryforwards which we no longer expect to utilize under the territorial system that is part of the Tax Act. This one-time charge is based upon our current estimates and interpretations of the Tax Act, and could be subject to further change as additional guidance and accounting interpretation is issued.